Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



FFVA Financial Corporation
925 Main Street
Lynchburg, Virginia   24504


          We consent to the incorporation in this Registration Statement on Form S-4 of our report on the consolidated statements of financial condition of FFVA Financial Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, and to the reference made to us under the caption "Experts" in this Prospectus.

                                       Very truly yours,


                                       /s/ Cherry, Bekaert & Holland, L.L.P.

Lynchburg, Virginia
January 7, 1997

                                       E-7

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